Exhibit 99.1

NETGEAR

NEWS RELEASE

NETGEAR® Announces Promotion of Christine M. Gorjanc

to Chief Financial Officer

SANTA CLARA, Calif. - January 2, 2008 - NETGEAR®, Inc. (NASDQGM: NTGR), a worldwide provider of technologically advanced, branded networking solutions, today announced the promotion of Christine M. Gorjanc, its Chief Accounting Officer, to Chief Financial Officer, effective immediately. She succeeds Jonathan Mather, the company's former Chief Financial Officer, who departed in November 2006.

"Christine has provided invaluable leadership to the finance team throughout her tenure," said Patrick C. S. Lo, NETGEAR's Chairman and Chief Executive Officer. "She has helped build a world-class organization with a reputation for sound financial operations, reporting transparency, and strong internal controls. In addition to developing our financial infrastructure, she has been instrumental in day-to-day finance operations, as well as in the execution of major corporate initiatives. I am confident that she is very well-prepared for the CFO position, and I look forward to her continuing contributions to the organization."

Ms. Gorjanc joined NETGEAR in November 2005 as Vice President, Finance. She was promoted to Chief Accounting Officer in November 2006, and has managed a finance organization that encompasses worldwide accounting, financial forecasting, treasury, tax, payroll and credit and collection functions. Prior to joining NETGEAR, Ms. Gorjanc worked for over 18 years building and managing finance functions, including serving as Vice President, Controller, Treasurer and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions, Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems, and Manager of Tax Operations for Xidex Corporation, a manufacturer of storage devices. Prior to that, Ms. Gorjanc worked in public accounting for eight years with a number of accounting firms.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking solutions that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. As an ENERGY STAR® partner, NETGEAR offers products that prevent greenhouse gas emissions by meeting strict energy-efficiency specifications set by the U.S. government. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

© 2008 NETGEAR, Inc. NETGEAR® and the NETGEAR Logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved. Actual data throughput will vary from maximum signal rates stipulated. Network conditions and environmental factors, including volume of network traffic, building materials and construction, and network overhead, lower actual data throughput.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease of use of NETGEAR's products may not met the price, performance and ease of use requirements of customers, product performance may be adversely affected by real world operating conditions, new viruses or Internet threats may develop that challenge the effectiveness of security features in NETGEAR's products, the ability of NETGEAR to market and sell its products and technology, the impact and pricing of competing products and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors," pages 27 through 38, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the Securities and Exchange Commission on November 9, 2007. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information:

Contact:
David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

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